Exhibit 15.1

Brightman Almagor & Co.

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference of our report dated March 19, 2008 included in the Annual Report on Form 20-F of Nova Measuring Instruments Ltd. (the “Company”) for the fiscal year ended December 31, 2007 into the Registration Statements on Form S-8 of the Company, filed with the Securities and Exchange Commission on the following dates: September 13, 2000 (File No. 333-12546); March 5, 2002 (File No. 333-83734); December 24, 2002 (File No. 333-102193); March 24, 2003 (File No. 333-103981); May 17, 2004 (three files; File Nos. 333-115554, 333-115555, and 333-115556); March 7, 2005 (File No. 333-123158); December 29, 2005 (File No. 333-130745); January 5, 2006 (two files, File Nos. 333-102193 and 333-115556); September 21, 2006 (File No. 333-137491) and November 5, 2007 (File No. 333-147140).

/s/ Brightman Almagor & Co.
Brightman Almagor & Co.

Certified Public Accountants

A member of Deloitte Touche Tohmatsu

Tel Aviv, Israel

March 28, 2008